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                                                                     EXHIBIT 2.3

                                 AMENDMENT NO. 2

                                       TO

                            ASSET PURCHASE AGREEMENT

         This Amendment No. 2 (this "Amendment") to the Asset Purchase Agreement dated as of April 19, 2001, as amended (the "Purchase Agreement"), by and between Aerojet - General Corporation, an Ohio corporation ("Aerojet"), and Northrop Grumman Systems Corporation, a Delaware corporation ("NGSC") is made as of this 19th day of October, 2001. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.



                             BACKGROUND INFORMATION
                             ----------------------

                  A. Aerojet and NGSC each desire to amend the terms of the Purchase Agreement to reflect the understanding of the parties with respect to the sale of the Technology from Aerojet to NGSC and to reflect the addition and deletion of certain closing documents as set forth herein.

                  B. In accordance with Section 13.3 of the Purchase Agreement, Aerojet and NGSC may amend the terms of the Purchase Agreement by an amendment executed in writing by each of the parties thereto.

                             STATEMENT OF AGREEMENT
                             ----------------------

         NOW THEREFORE, the parties hereto agree as follows:

         1. AMENDMENT. In accordance with the authority to amend the terms of the Purchase Agreement set forth in Section 13.3, the following sections of the Purchase Agreement are hereby amended in their entirety, modified or added as new sections:

         THE TABLE OF EXHIBITS IS HEREBY AMENDED TO ADD THE FOLLOWING IN ITS PROPER ALPHABETIC SPACE:

         EXHIBIT N         Technology License Agreement

         THE TABLE OF EXHIBITS IS HEREBY AMENDED TO DELETE THE FOLLOWING:

         EXHIBIT G  Form of Opinion of In House Counsel of the Seller

         EXHIBIT J  Form of Opinion of In House Counsel of the Purchaser

         THE DEFINITION OF "EXCLUSIVE MANUFACTURING AND SALES AGREEMENT" IS HEREBY DELETED IN ITS ENTIRETY.

         SECTION 5.2(j) IS HEREBY DELETED IN ITS ENTIRETY.

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         SECTION 5.2(m) IS HEREBY DELETED IN ITS ENTIRETY.

         SECTION 5.2(n) IS HEREBY DELETED AND REPLACED IN ITS ENTIRETY AS
FOLLOWS:

                  (n) the Technology License Agreement, duly executed by the Parties; and

         SECTION 5.3(h) IS HEREBY DELETED IN ITS ENTIRETY.

         SECTION 5.3(j) IS HEREBY DELETED IN ITS ENTIRETY.

         SECTION 5.3(k) IS HEREBY DELETED AND REPLACED IN ITS ENTIRETY AS
FOLLOWS:

                  (k) the Technology License Agreement, duly executed by the Parties; and

         SECTION 9.17 IS HEREBY DELETED IN ITS ENTIRETY.

         SECTION 9.21(a) IS HEREBY DELETED AND REPLACED IN ITS ENTIRETY AS
FOLLOWS:

                  (a) Prior to the Closing, the parties shall negotiate in good faith the terms and conditions of a technology licensing agreement ("TECHNOLOGY LICENSING AGREEMENT") as more fully described in this SECTION 9.21, which shall be entered into by the parties at Closing. Pursuant to the terms and conditions attached hereto as EXHIBIT N, as may be amended by Seller from time to time in its sole discretion, the Seller will supply, on an exclusive basis for a reasonable period of time, the design and manufacturing efforts, products and drawings necessary for use by the Purchaser with respect to platelet design and manufacturing technology for the sole purpose of manufacturing feedhorn componentry for space-based remote sensing instruments (the "Technology").

         SCHEDULE 6.18 IS HEREBY DELETED AND REPLACED IN ITS ENTIRETY BY
SCHEDULE 6.18 ATTACHED HERETO.

         ALL REFERENCES TO "INTELLECTUAL PROPERTY ASSIGNMENTS" SHALL NOT INCLUDE THE TRADEMARK ASSIGNMENT ATTACHED TO THE PURCHASE AGREEMENT AS EXHIBIT D-2. THIS AGREEMENTS SHALL NOT BE ENTERED INTO BY THE PARTIES AT CLOSING AND SHALL BE DELETED FROM THE PURCHASE AGREEMENT AS AN EXHIBIT AND FOR ALL PURPOSES.

         EXHIBITS E-1 AND E-2 SHALL BE DELETED FROM THE PURCHASE AGREEMENT AS EXHIBITS AND FOR ALL PURPOSES AND REPLACED WITH EXHIBITS E-1, INFORMATION TECHNOLOGY SERVICES AGREEMENTS AND E-2, HUMAN RESOURCES SERVICES AGREEMENT, ATTACHED HERETO, WHICH SHALL BE ENTERED INTO BY THE PARTIES AT CLOSING. ALL REFERENCES TO "TRANSITION SERVICES AGREEMENT" SHALL BE DEEMED TO INCLUDE THE ACCOUNTING SERVICES AGREEMENT, WHICH SHALL BE ENTERED INTO BY THE PARTIES AT CLOSING, IN THE FORM OF EXHIBIT E-3 ATTACHED HERETO. PURSUANT TO THIS AMENDMENT, EXHIBIT E-3 SHALL BE INCORPORATED INTO THE PURCHASE AGREEMENT AND BECOME A PART OF THE PURCHASE AGREEMENT FOR ALL PURPOSES.

         EXHIBIT F SHALL BE DELETED FROM THE PURCHASE AGREEMENT AS AN EXHIBIT AND FOR ALL PURPOSES AND REPLACED WITH EXHIBIT F, ENVIRONMENTAL AGREEMENT, ATTACHED HERETO, WHICH SHALL BE ENTERED INTO BY THE PARTIES AT CLOSING.

                                       2
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         2. CONSTRUCTION. All references in any other ancillary agreements or otherwise to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment. In the event of a conflict between the respective provisions of the Purchase Agreement and this Amendment, the terms of this Amendment shall control.

         3. EFFECT OF AMENDMENT. Except as specifically amended by the terms of this Amendment, the terms and conditions of the Purchase Agreement are and shall remain in full force and effect for all purposes.

         IN WITNESS WHEREOF, Aerojet and NGSC have caused this Amendment to be executed by their respective duly authorized officers effective as of the date first above written.

                                    AEROJET-GENERAL CORPORATION


                                    By: /s/ Yasmin R. Seyal
                                        -------------------------------
                                    Name: Yasmin R. Seyal
                                    Title: Treasurer


                                    NORTHROP GRUMMAN SYSTEMS
                                    CORPORATION

                                    By:  /s/ John H. Mullan
                                        -------------------------------
                                    Name: John H. Mullan
                                    Title: Corporate Vice President & Secretary



                                       3
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                                  EXHIBIT E-1
                                  -----------

                   INFORMATION TECHNOLOGY SERVICES AGREEMENTS

Two agreements, attached hereto.




                                       4
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                                   EXHIBIT E-2
                                   -----------

                       HUMAN RESOURCES SERVICES AGREEMENT

Attached hereto.



                                       5
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                                   EXHIBIT E-3
                                   -----------

                          ACCOUNTING SERVICES AGREEMENT

Attached hereto.



                                       6
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                                    EXHIBIT F
                                    ---------

                 ENVIRONMENTAL AGREEMENT (AMENDED AND RESTATED)

Attached hereto.



                                       7
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                                    EXHIBIT N
                                    ---------

                          TECHNOLOGY LICENSE AGREEMENT


Attached hereto.






                                       8